Exhibit 10.15

OFFICE SERVICES AGREEMENT

This Office Services Agreement is made on January 1, 2012, between Malvern Consulting Group, having offices at 490 Lapp Road, Malvern, PA 19355 (“MCG”) and Recro Pharma, Inc. (“Licensee”).

The parties hereto for themselves their heirs, legal representatives, successors and assigns, hereby agree as follows:

1.	USE OF OFFICE AND PROVISION OF SERVICES

For the Term of this Agreement, as hereinafter defined, and subject to the conditions and covenants hereinafter set forth, Licensee shall have the right to use office number(s) and lab space (collectively, the “Office”) located at 490 Lapp Road, Malvern, PA 19355 (the “Property”) and to receive those services listed on Schedule “A” hereto (collectively the “Services”).

2.	CONDITIONS OF USE

(a) The Office shall be used by Licensee for general office purposes only and such other use as is normally incident thereto and for no other purpose, in accordance with the rule and regulations attached hereto and which may be promulgated for the mutual benefit of all parties that shall have the right to so use the Property or any portion thereof. Additionally, Licensee shall under no circumstances assign any part of its interest under this Agreement to any other user of the Property. In the event Licensee breaches any provision of this paragraph, there shall be payable to MCG the sum of $100.00 per week as liquidated damages for each such breach.

(b) Licensee will not make or permit to be made any use of the Property, the Office or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Agreement or which directly or indirectly is forbidden by public law, ordinance or government regulations or which may be dangerous to the life, limb, or property, or which may invalidate or increase the premium of any policy of insurance carried on the Property or covering its operation, or which will suffer or permit the Property or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of MCG, shall in any way impair or tend to impair the character, reputation or appearance of the Properly as a high quality office building, or which will impair or interfere with or tend to impair or interfere with any of the activities performed by MCG on the Property.

3.	TERM

The term of this Agreement shall commence on January 1, 2012 , on a month-to-month basis until terminated by either party on at least thirty (30) days prior written notice.

4.	SERVICES CHARGE

For and during the term of this Agreement, Licensee shall pay MCG a monthly charge (collectively “Charges”) for the use of the Office, Lab and for the Services provided herein, of Four Thousand Dollars ($4,000), which must be paid in at the beginning of each month starting January 1, 2012.

5.	SURRENDER

Licensee agrees to and shall, on expiration or sooner termination of this Agreement or of any extended term hereof, promptly deliver the Office to MCG without demand therefore and in good condition, ordinary wear and tear accepted.

6.	DEFAULTS AND REMEDIES

Charges not paid in timely fashion shall be deemed delinquent and will be subject to all lawful late charges and/or interest.

7.	NOTICES

Any notice under this Agreement must be in writing and must be personally delivered or sent by Certified mail, return receipt requested, to the last address of the party to whom notice is to be given, as designated by such party in writing.

8.	ASSIGNMENT

Any assignment or transfer (whether by present or collateral assignment, operation of law, or otherwise) of any or all of the rights of Licensee under this Agreement without MCG’s prior written consent shall be null and void.

9.	MCG’s LIABILITY

MCG shall not be liable or responsible to Licensee for any injury or damage resulting from the acts or omissions of MCG’s employees, or other persons using any part of the Property, or for any failure of services provided such as water, gas or electricity, or for any injury or damage to persons or property caused by any person (except for such loss or damage arising from the willful or grossly negligent misconduct or MCG, its agents, servants or employees), or from MCG’s failure to make repairs which it is obligated to make hereunder.

10.	WAIVER OF BREACH

No failure by MCG to insist upon tile strict performance or any term or condition of this Agreement or to exercise any right or remedy available following a default hereunder, and no acceptance of full or partial payment during the continuance of any default will constitute a waiver of any such default or any such term or condition. No waiver of any default will affect or alter any term or condition in this Agreement, and each such term or condition shall continue in full force and effect with respect to any other than existing or subsequent default hereunder.

11.	RULES AND REGULATIONS

The rules and regulations attached to this instrument as Exhibit “B” are made a part hereof by reference and arc an integral part of this Agreement. Licensee, its employees, contractors and agents, will perform and abide by tile rules and regulations and any amendments or additions to said rules and regulations as DWSS may make. Failure to so comply will constitute a default hereunder.

12.	GENERAL

This Agreement embodies the entire agreement between the parties relative to tile subject mailer hereof, and shall not be modified, changed, or altered in any respect except in writing. This Agreement shall be construed ill accordance with the laws or Pennsylvania.

13.	RELOCATION OF THE OFFICE

For the purpose of maintaining an economical and proper distribution of users throughout the Property acceptable to MCG, MCG has the right from time to time during the term of this Agreement to change the office designated as the Office for use by Licensee, subject to the size of the new office being approximately equal to the existing Office, and Licensee being given ten (10) days prior notice or any such move.

IN WITNESS WHEREOF, MCG and Licensee have caused this Agreement to be duly executed as or the date first written above.

“MCG”

Malvern Consulting Group

By:	/s/ Randall Mack

“LICENSEE”

Recro Pharma, Inc.

By:	/s/ Gerri Henwood

EXHIBIT “A”

SERVICES INCLUDED

Attractive reception area to greet and announce all visitors

Use of conference and lunch rooms

Available copy and telecopy facilities

Internet connection

Telephone equipment in Office

Mail and package receipt and handling

Storage facilities

Twenty-four-hour a day, seven-day a week office access

Ample free parking

Kitchen/lounge area

Maintenance, utilities and janitorial services

EXHIBIT “B”

RULES AND REGULATIONS

1)	All users of offices within the Property (collectively “Users” or in the singular “User”) will conduct themselves in a businesslike manner; proper attire will be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other tenants.

2)	Users will not affix anything to the walls or the office premises without the prior consent of MCG.

3)	Users will not prop open any exit doors after business hours.

4)	All corridors, halls, elevators and stairways shall not be obstructed by any User or used for any purpose other than egress and ingress.

5)	No advertisement or identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, doors or public areas.

6)	No article deemed extra hazardous on account or fire or any explosives shall be brought into the Office. No offensive gases, odors or liquids will be permitted.

7)	MCG and its agents shall have the right to enter into any office within the Property at all reasonable hours for the purpose or making any repairs, alterations or additions which shall be deemed necessary for the preservation, safety or improvement or said office without in any way being deemed or held to have committed an interference with a User’s right to use its office.

8)	MCG reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness or the offices.

9)	The offices are subject to a lease between MCG and the owner of the Property. All Users will be bound by all terms and provisions of said lease to the extent they affect the use of the offices and Property.